                                                                      EXHIBIT 99


                               ------------------------------------------------
                               OPTEL, INC. AND SUBSIDIARIES
                               Consolidated Financial Statements
                               Years Ended August 31, 1997, 1998 and 1999, and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of OpTel, Inc.:

We have audited the accompanying consolidated balance sheets of OpTel, Inc. and subsidiaries (the "Company") as of August 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended August 31, 1997, 1998 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of OpTel, Inc. and subsidiaries as of August 31, 1998 and 1999, and the results of their operations, their stockholders' equity and their cash flows for the years ended August 31, 1997, 1998 and 1999, in conformity with generally accepted accounting principles.

As discussed in Note 17, on October 28, 1999, the Company filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show: (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations and need for additional capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 1. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.





/s/ DELOITTE & TOUCHE LLP


October 19, 1999
(December 10, 1999, as to Note 17)

OPTEL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per-share amounts)

--------------------------------------------------------------------------------------------------
                                                                                 August 31
                                                                       ---------------------------
ASSETS                                                                     1998             1999
Cash and cash equivalents                                              $  123,774       $   10,419
Restricted investments (Notes 6 and 12)                                    63,207           14,680
Accounts receivable (net of allowance for doubtful accounts of
   $1,803 and $2,107, respectively)                                         9,458           11,158
Prepaid expenses, deposits and other assets                                 2,317            2,126
Property and equipment, net (Note 4)                                      268,044          339,730
Intangible assets, net (Note 5)                                           160,370          162,311
                                                                       ----------       ----------
TOTAL                                                                  $  627,170       $  540,424
                                                                       ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other liabilities               $   31,842       $   35,055
Deferred revenue and customer deposits                                      5,274            5,932
Notes payable and long-term obligations (Note 6)                          429,278          439,676
                                                                       ----------       ----------
           Total liabilities                                              466,394          480,663

Commitments and contingencies (Note 7)

Stockholders' equity (Notes 9, 10 and 13):
   Preferred stock, $.01 par value; 1,000,000 shares
      authorized; none issued and outstanding                                  --               --
   Series A preferred stock, $.01 par value; 10,000 shares
      authorized; 6,962 and 7,302 issued and outstanding                  146,115          159,083
   Series B preferred stock, $.01 par value; 2,000 shares
      authorized; 991 and 1,085 issued and outstanding                     61,343           66,385
   Class A common stock, $.01 par value; 8,000,000 shares
      authorized; 164,272 issued and outstanding                                2                2
   Class B common stock, $.01 par value; 6,000,000 shares
      authorized; 2,353,498 issued and outstanding                             24               24
   Class C common stock, $.01 par value; 300,000 shares
      authorized; 225,000 issued and outstanding                                2                2
   Additional paid-in capital                                             113,780          113,780
   Common and preferred stock receivable (Note 3)                              --           (5,652)
   Accumulated deficit                                                   (160,490)        (273,863)
                                                                       ----------       ----------
           Total stockholders' equity                                     160,776           59,761
                                                                       ----------       ----------
TOTAL                                                                  $  627,170       $  540,424
                                                                       ==========       ==========

See notes to consolidated financial statements

OPTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED AUGUST 31, 1997, 1998 AND 1999
(Dollars in thousands)

---------------------------------------------------------------------------------------------------------
                                                                  1997             1998             1999
REVENUES:
   Cable television                                          $   36,915       $   61,081       $   77,902
   Telecommunications                                             2,922            3,882            7,928
                                                             ----------       ----------       ----------
           Total revenues                                        39,837           64,963           85,830

OPERATING EXPENSES:
   Programming, access fees and revenue sharing                  19,202           28,825           39,323
   Customer support, general and administrative                  28,926           35,847           59,057
   Depreciation and amortization                                 14,505           28,481           36,780
                                                             ----------       ----------       ----------
           Total operating expenses                              62,633           93,153          135,160
                                                             ----------       ----------       ----------
LOSS FROM OPERATIONS                                            (22,796)         (28,190)         (49,330)

OTHER INCOME (EXPENSE):
   Interest expense on convertible notes payable to
      stockholder (Notes 4 and 9)                               (15,204)          (9,640)              --
   Other interest expense                                       (16,210)         (38,837)         (52,340)
   Interest and other income                                      5,675            8,913            6,307
                                                             ----------       ----------       ----------
           Total other income (expense)                         (25,739)         (39,564)         (46,033)
                                                             ----------       ----------       ----------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM                 (48,535)         (67,754)         (95,363)

INCOME TAXES (Note 8)                                                --               --               --
                                                             ----------       ----------       ----------
LOSS BEFORE EXTRAORDINARY ITEM                                  (48,535)         (67,754)         (95,363)

EXTRAORDINARY LOSS ON DEBT EXTINGUISHMENT (Note 6)                   --           (6,644)              --
                                                             ----------       ----------       ----------
NET LOSS                                                        (48,535)         (74,398)         (95,363)

EARNINGS ATTRIBUTABLE TO PREFERRED STOCK                             --           (8,748)         (19,197)
                                                             ----------       ----------       ----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                 $  (48,535)      $  (83,146)      $ (114,560)
                                                             ==========       ==========       ==========

See notes to consolidated financial statements.

OPTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED AUGUST 31, 1997,
1998 AND 1999
(DOLLARS AND SHARES IN THOUSANDS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Series A               Series B             Class A           Class B
                                                     Preferred Stock        Preferred Stock       Common Stock      Common Stock
                                                    -----------------    ------------------      ---------------   ---------------
                                                     Shares   Liquid-     Shares    Liquid-       Shares            Shares
                                                      Out-     ation       Out-      ation         Out-     Par      Out-     Par
                                                    standing   Value     standing    Value       standing  Value   standing  Value
BALANCE, SEPTEMBER 1, 1996                             --     $    --        --    $       --      --      $  --     2,305   $   23

  Issuance of stock with senior upon notes
     offering                                          --          --        --            --      --         --        --       --
  Stock options exercised                              --          --        --            --      --         --        48        1
  Net loss                                             --          --        --            --      --         --        --       --
                                                      ---     -------       ---      --------     ---      -----     -----    -----
BALANCE, AUGUST 31, 1997                               --          --        --            --      --         --     2,353       24

   Preferred stock dividends                           --       6,871        --         1,877      --         --        --       --
   Issuance of stock upon debt conversion               7     139,244        --            --      --         --        --       --
   Issuance of stock to acquire the ICS operations     --          --         1        59,466     164          2        --       --
   Net loss                                            --          --        --            --      --         --        --       --
                                                      ---     -------       ---      --------     ---      -----     -----    -----
BALANCE, AUGUST 31, 1998                                7     146,115         1        61,343     164          2     2,353       24

   Preferred stock dividends                           --      12,968        --         5,042      --         --        --       --
   Common and preferred stock receivable
      (Note 3)                                         --          --        --            --      --         --        --       --
   Net loss                                            --          --        --            --      --         --        --       --
                                                      ---     --------   -------      --------   ----      -----     -----    -----
BALANCE, AUGUST 31, 1999                                7     $159,083         1      $66,385     164      $   2     2,353    $  24
                                                      ===     ========   =======      ========   =====     =====     =====    =====

                                                       Class C
                                                     Common Stock
                                                    ---------------                    Common and
                                                    Shares              Additional     Preferred
                                                     Out-      Par        Paid-In        Stock     Accumulated
                                                   standing   Value       Capital      Receivable    Deficit           Total
BALANCE, SEPTEMBER 1, 1996                              --   $   --      $  88,065     $     --    $ (28,809)        $  59,279
  Issuance of stock with senior upon notes
     offering                                          225        2          6,998           --           --             7,000
  Stock options exercised                               --       --          2,620           --           --             2,621
  Net loss                                              --       --             --           --      (48,535)          (48,535)
                                                       ---   ------      ---------      -------    ---------         ---------
BALANCE, AUGUST 31, 1997                               225        2         97,683           --      (77,344)           20,365


   Preferred stock dividends                            --       --             --           --       (8,748)               --
   Issuance of stock upon debt conversion               --       --             --           --           --           139,244
   Issuance of stock to acquire the ICS operations      --       --         16,097           --           --            75,565
   Net loss                                             --       --             --           --       (74,398)         (74,398)
                                                       ---   ------      ---------      -------     ---------          -------
BALANCE, AUGUST 31, 1998                               225        2        113,780           --      (160,490)         160,776

   Preferred stock dividends
   Common and preferred stock receivable                --       --             --           --       (18,010)              --
      (Note 3)                                          --       --             --       (5,652)                        (5,652)
   Net loss                                             --       --             --           --       (95,363)         (95,363)
                                                       ---   ------      ---------     --------     ---------         --------
BALANCE, AUGUST 31, 1999                               225  $     2      $ 113,780     $ (5,652)    $(273,863)       $  59,761
                                                       ===  =======      =========     ========     =========        =========

See notes to consolidated financial statements.

OPTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 1997, 1998 AND 1999
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------------------
                                                                               1997             1998             1999
                                                                            ----------       ----------       ----------
OPERATING ACTIVITIES:
   Net loss                                                                 $  (48,535)      $  (74,398)      $  (95,363)
   Adjustments to reconcile net loss to net cash flow
      used in operating activities:
      Depreciation and amortization                                             14,505           28,481           36,780
      Noncash portion of extraordinary loss on debt extinguishment                  --            5,349               --
      Noncash interest expense                                                  15,107           10,950            1,371
      Noncash interest earned on restricted investments                         (2,303)          (3,466)          (2,985)
      Increase (decrease) in cash from changes in operating assets and liabilities, net of effect of business combinations:
         Accounts receivable                                                      (754)          (4,003)          (1,700)
         Prepaid expenses, deposits and other assets                              (785)             (68)             191
         Deferred revenue and customer deposits                                    640            1,081              658
         Accounts payable, accrued expenses and other liabilities                6,190            9,806            3,213
                                                                            ----------       ----------       ----------
           Net cash flows used in operating activities                         (15,935)         (26,268)         (57,835)
                                                                            ----------       ----------       ----------
INVESTING ACTIVITIES:
   Purchases of businesses                                                      (6,717)         (43,354)              --
   Acquisition of intangible assets                                            (10,112)         (17,172)          (8,176)
   Purchases and construction of property and equipment                        (61,393)         (68,471)         (98,512)
   Purchases of restricted investments                                         (79,609)         (21,785)            (362)
   Proceeds from maturity of restricted investments                             14,706           29,250           51,874
                                                                            ----------       ----------       ----------
           Net cash flows used in investing activities                        (143,125)        (121,532)         (55,176)
                                                                            ----------       ----------       ----------
FINANCING ACTIVITIES:
   Proceeds from convertible notes payable                                      33,700               --               --
   Repayments on convertible notes payable                                     (10,000)              --               --
   Proceeds from senior notes payable                                          218,000          200,000               --
   Financing costs of senior notes payable                                      (5,738)          (6,480)              --
   Proceeds from bank financing, net of transaction costs                           --          119,329               --
   Repayment on bank financing                                                      --         (125,000)              --
   Proceeds from issuance of common stock                                        9,620               --               --
   Proceeds from vendor financing                                                   --               --            4,041
   Payment on notes payable and long-term obligations                             (894)          (3,580)          (4,385)
                                                                            ----------       ----------       ----------
           Net cash flows provided by (used in) financing activities           244,688          184,269             (344)
                                                                            ----------       ----------       ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            85,628           36,469         (113,355)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                   1,677           87,305          123,774
                                                                            ----------       ----------       ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $   87,305       $  123,774       $   10,419
                                                                            ==========       ==========       ==========


                                                                     (Continued)

OPTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 1997, 1998 AND 1999
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------------------
                                                                              1997              1998            1999
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION (Notes 3 and 9):
   Cash paid during the period for interest                              $      15,059      $      36,831      $52,942
                                                                         =============      =============      =======
   Increase in capital lease obligations                                 $       1,630      $       2,742      $ 2,767
                                                                         =============      =============      =======
   Property and equipment purchased with vendor financing                $          --      $          --      $ 6,604
                                                                         =============      =============      =======
   Convertible debt issued for accrued interest                          $      16,490      $       9,640      $    --
                                                                         =============      =============      =======
   Preferred stock issued for convertible debt                           $          --      $     139,244      $    --
                                                                         =============      =============      =======
   Preferred stock issued for purchase of business                       $          --      $      59,466      $    --
                                                                         =============      =============      =======
   Common stock issued for purchase of business                          $          --      $      16,099      $    --
                                                                         =============      =============      =======
   Preferred stock dividends paid in kind                                $          --      $       8,748      $18,010
                                                                         =============      =============      =======
   Common and preferred stock receivable                                 $          --      $          --      $ 5,652
                                                                         =============      =============      =======

See notes to consolidated financial statements.                      (Concluded)

OPTEL, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED AUGUST 31, 1997, 1998 AND 1999
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
-------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND GOING CONCERN MATTERS

     DESCRIPTION OF BUSINESS - OpTel, Inc., a Delaware corporation, and subsidiaries (the "Company" or "OpTel") is the successor of the cable television and telecommunications operations of Vanguard Communications, L.P. ("Vanguard"). Vanguard commenced operations in April 1993. On December 20, 1994, Vanguard contributed its cable television and telecommunications operations to its wholly owned subsidiary, OpTel. The contribution to OpTel was recorded at Vanguard's historical cost.

     OpTel is a developer, operator and owner of private cable television and telecommunications systems that utilize advanced technologies to deliver cable television and telecommunications services to customers in multiple dwelling units ("MDUs"). The Company negotiates long-term, generally exclusive cable television service agreements and nonexclusive telecommunications service agreements with owners and managers of MDUs, generally for terms of up to 15 years. The Company's primary markets are major metropolitan areas in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Texas and Washington, D.C.

     During the period from April 20, 1993 (date of inception) to March 31, 1995, the Company was wholly owned by Vanguard. On March 31, 1995, VPC Corporation ("VPC"), a wholly owned subsidiary of Le Groupe Videotron Ltd. ("Videotron"), a Quebec corporation, acquired a 66.75% interest in the Company. At August 31, 1999, VPC's interest in the Company was 70.13% (see
     Note 9).

     GOING CONCERN MATTERS - The Company has accumulated net losses of $273,863 since its inception in 1995. For the year ended August 31, 1999, the Company had operating losses of $49,330, net losses of $95,363 and negative cash flow.

     Additionally, under the terms of the 2005 Notes, the Company can only incur approximately $33,100 of additional indebtedness at August 31, 1999 (see
     Note 6). The aggregate amount of indebtedness that can be incurred by the Company is directly related to the number of cable television subscribers served by the Company. As a result, growth of the Company's telecommunications business, where the Company has focused significant resources, will not increase the Company's ability to incur indebtedness under these terms.

     The Company withdrew its proposed initial public offering in May 1999, and it is exploring financing alternatives to fund its operations and debt service requirements. The Company must obtain additional debt or equity capital to continue its current operations and to meet debt service requirements, including interest payments on its 2008 Notes due in January 2000 (see Note 6). The Company's recurring losses from operations and need for additional capital raise substantial doubt about its ability to continue as a going concern.

     In September 1999, the Company obtained a one-year revolving working capital credit facility in an amount of up to $40,000. The credit facility is secured by substantially all assets of the Company and is guaranteed by Videotron and certain of its subsidiaries. As of October 8, 1999, subject to the restrictions of the 2005 Notes, the Company had borrowed $10,000 under this facility.

     OpTel continues to seek other financing of a more permanent nature through additional public or private equity or debt offerings. There can be no assurance that the Company will be successful in obtaining any necessary financing on reasonable terms or at all. The accompanying financial statements are presented as if the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty (see Note 17).

2.   SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of OpTel and its wholly owned and majority-owned subsidiaries and limited partnerships. All significant intercompany accounts and transactions have been eliminated. Amounts due to minority limited partners are included in notes payable and long-term obligations.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents of the Company are composed of demand deposits with banks and highly liquid, short-term investments with maturities of three months or less when purchased.

     RESTRICTED INVESTMENTS - Restricted investments of the Company are composed of U.S. Treasury securities restricted for payment of interest on the Company's Senior Notes. These investments are classified as held to maturity and are carried at amortized cost.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost, which includes amounts for construction materials, direct labor and overhead, and capitalized interest. When assets are disposed of, the costs and related accumulated depreciation are removed, and any resulting gain or loss is reflected in income for the period. Cost of maintenance and repairs is charged to operations as incurred; significant renewals and betterments are capitalized.

     Depreciation is calculated using the straight-line method over the estimated useful lives of the various classes of property and equipment as follows:

        Headends                                             15 years
        Telephone switches                                   10 to 15 years
        Distribution systems and enhancements                15 years
        Computer software and equipment                      2 to 4 years
        Other                                                5 to 10 years

     Management routinely evaluates its property and equipment for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," based on projected undiscounted cash flows and other methods when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes the investments to be recoverable.

     INTANGIBLE ASSETS - Costs associated with licensing fees, commissions and other direct costs incurred in connection with the execution of rights-of-entry agreements to provide cable television and telecommunications service to MDUs, the excess of purchase price over the fair value of tangible assets acquired (goodwill) and other intangible assets are amortized using the straight-line method over the following estimated useful lives:

     Goodwill                                          20 years
     Licensing fees and rights-of-entry costs          Initial term of contract
     Deferred financing costs                          Terms of indebtedness
     Other                                             1 to 5 years

     Management believes the investments in intangible assets to be recoverable. Amounts recorded as goodwill have been acquired in the business combinations discussed in Note 3. Such amounts are generally attributable to market entry or expansion. Management routinely evaluates its recorded investments in intangible assets for impairment based on projected undiscounted cash flows and other methods when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     FEDERAL AND STATE INCOME TAXES - Effective February 14, 1997, as the result of issuing Class C Common (see Notes 6 and 9), the Company was deconsolidated from VPC for tax purposes. Beginning March 1, 1998, as the result of VPC's converting its convertible notes payable to Series A Preferred, the Company was included in VPC's consolidated federal income tax return. Effective April 13, 1998, as the result of issuing shares of Common Stock and Series B Preferred, the Company was again required to file a separate consolidated federal income tax return. During the period in which the Company was consolidated with VPC, for purposes of financial reporting, the Company recorded federal and state income tax as if it were filing a separate return. Deferred tax assets and liabilities are recorded based on the difference between the tax basis of the assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Provision is made or benefit recognized for deferred taxes relating to temporary differences in the recognition of expense and income for financial reporting purposes. To the extent a deferred tax asset does not meet the criterion of "more likely than not" for realization, a valuation allowance is recorded.

     REVENUE RECOGNITION AND DEFERRED REVENUE - The Company recognizes revenue as cable television programming and telecommunications services are provided to subscribers. OpTel typically bills customers in advance for monthly cable television services, which results in the deferral of revenue until those services are provided. Installation revenue is recognized in the period installation services are provided to the extent of direct selling costs. For all periods presented, installation revenues have not exceeded direct selling costs. The Company expenses all initial subscriber costs as incurred, due to the short-term subscriber lives associated with MDU service, and because such costs do not constitute additions to property and equipment.

     DERIVATIVE FINANCIAL INSTRUMENTS - Derivative financial instruments are periodically utilized by the Company to reduce interest rate risk and include interest rate swaps. The Company does not hold or issue derivative financial instruments for speculative or trading purposes. Gains and losses resulting from the termination of derivative financial instruments are recognized over the shorter of the remaining original contract lives of the derivative financial instruments or the lives of the related hedged positions or, if the hedged positions are sold or extinguished, are recognized in the current period as gain or loss.

     ACQUISITIONS - The Company's acquisitions are accounted for using the purchase method of accounting and include results of operations of the acquired businesses in the accompanying consolidated financial statements from the dates of acquisition. Identifiable tangible and intangible assets acquired and liabilities assumed are recorded at their estimated fair value at the date of acquisition. The excess of the purchase price over the net assets acquired is recorded as goodwill.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reporting amounts of certain assets, liabilities, revenues and expenses. Actual results may differ from such estimates. The Company is in the initial stages of entering new markets and acquiring or constructing the infrastructure necessary to deliver cable television and telecommunication services. The Company's network upgrades and investment in central office switched telecommunications require significant investment. The recoverability of the Company's investment is subject to possible adverse effects of competition, regulatory changes, technology changes, the ability to finance future expenditures or other unforeseen factors. The carrying value of property, equipment and intangible assets will be subject to ongoing assessment, including the restructuring plan under Chapter 11 bankruptcy filing (see Note 17).

     COMPREHENSIVE INCOME - Effective September 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which established standards for the reporting and display of comprehensive income and its components in the financial statements. The Company has no items of other comprehensive income to report in the periods presented.

     NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes standards for accounting and reporting for derivative instruments. SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000. Management has not completed an evaluation of the impact of the provisions of this statement on the Company's consolidated financial statements.

     RECLASSIFICATIONS - Certain reclassifications of prior-year amounts have been made to conform to the current-year presentation.

3.   ACQUISITIONS

     On December 28, 1994, the Company acquired the stock of the operating subsidiaries of International Richey Pacific Cablevision, Ltd. As a result of the acquisition, the Company is a general partner in limited partnership investments. The operations of these partnerships have been consolidated with those of the Company. The Company had the option to purchase the interest of each limited partner at defined amounts ranging from 110% to 140% of each limited partner's initial capital contribution for the first four years of the partnership agreements and was required to purchase the interests at the end of the fifth year at 150% of the initial capital contribution. During the year ended August 31, 1998, OpTel paid $753 to repurchase all of the remaining partnership obligations (see Note 6). The operations of the acquired subsidiaries and the partnerships are located in the San Diego, California; and Phoenix, Arizona, areas.

     On January 11, 1995, the Company purchased the assets of EagleVision for $15,200 in cash, the assumption of approximately $110 of liabilities and a deferred payment due to the seller of not less than $6,000 and not more than $10,000 based on the profitability of OpTel's assets in the Houston, Texas, market with certain adjustments. This deferred payment is payable at the seller's option, either (a) following the sale of all or substantially all of the EagleVision assets or, the sale of a majority of the outstanding voting capital of the OpTel subsidiary that acquired EagleVision assets to a third party that is not an affiliate or, (b) at the conclusion of the fifth or sixth year following the acquisition. This deferred payment is carried on the accompanying consolidated balance sheets in notes payable and long-term obligations at the net present value of the estimated final payment with an accretion of interest recorded to operations. As of the date of acquisition and as of August 31, 1999, the estimated payment due was $6,000 with a net present value at August 31, 1998 and 1999, of $5,338 and $5,833, respectively. EagleVision's operations are located in the Houston, Texas, area.

     On June 30, 1995, the Company purchased the stock of Sunshine Television Entertainment, Inc. ("Sunshine") for $5,500 in cash and the assumption of approximately $350 of liabilities. Sunshine's operations are located in the Miami, Florida, area.

     On July 31, 1995, the Company purchased the assets of Interface Communications Group, Inc. and certain related entities ("Interface") for $8,900 in cash and the assumption of approximately $30 of liabilities. The operations of Interface are located in the Denver, Colorado, area.

     On August 31, 1995, the Company purchased the general and limited partnership interests of Triax Associates V, L.P. ("Triax"), for $15,200 in cash and the assumption of approximately $100 of liabilities. The operations of Triax are located in the Chicago, Illinois, area.

     On January 30, 1996, the Company purchased the assets of Telecom Master L.P. and Telecom Satellite Systems Corporation ("Telecom") for approximately $5,700 in cash and the assumption of $100 of liabilities. The operations of Telecom are located in the Dallas, Texas, area.

     On August 2, 1996, the Company purchased certain assets of certain subsidiaries of Wireless Holdings, Inc.; and Videotron (Bay Area), Inc., companies that are 50% and 80% owned and controlled by Videotron, respectively, for approximately $3,880. The amount paid represents the sellers' historical cost, which also approximates the acquired assets' estimated fair market value. The operations of the acquired assets are located in the San Francisco, California; and Tampa, Florida, areas.

     On November 12, 1996, the Company purchased the assets of Malvey Cable Company ("Nor-Cal") for approximately $2,500 in cash. The operations of Nor-Cal are located in the San Francisco, California, area.

     On March 14, 1997, the Company purchased the stock of Tara Communication Systems, Inc. ("Tara") for $2,450 in cash and the assumption of approximately $65 of liabilities. The operations of Tara are located in the Chicago, Illinois, area.

     On August 1, 1997, the Company purchased certain assets of Northgate Communications, Inc. ("Northgate") for approximately $1,700 in cash. The operations of Northgate are located in the Los Angeles and San Diego, California, areas.

     On October 27, 1997, the Company purchased the residential cable television and associated fiber optic network assets of Phonoscope Ltd. and the stock of several affiliated entities (collectively "Phonoscope"). The operations of Phonoscope are in Houston, Texas. The purchase price consisted of approximately $38,000 in cash and the assumption of approximately $200 of liabilities. The purchase price was allocated approximately $15,500 to property and equipment, $5,400 to rights-of-entry and $17,300 to goodwill.

     On March 3, 1998, the Company entered into a definitive purchase agreement to acquire certain cable television and telephone assets of Interactive Cable Systems, Inc. ("ICS"). The total purchase price is approximately $83,400 and it consists of approximately $4,800 in cash, Series B Preferred Stock with a liquidation preference of approximately $59,500, 164,272 shares of Class A Common Stock plus assumed liabilities of approximately $1,600, and it includes transaction costs of approximately $1,400. The Series B Preferred Stock earns dividends at an annual rate of 8%, payable in additional shares of Series B, and is convertible into Common Stock based upon the liquidation preference plus any cumulative unpaid dividends at the time of the conversion divided by the share price upon consummation of an initial public offering. The Company has included 100% of the assets and operating results of the ICS operations in its consolidated financial statements since April 13, 1998, because (i) although the transfer of legal title to the remaining assets is subject to the receipt of certain third-party consents, the Company may elect to waive the consent conditions, (ii) under the terms of a management agreement, during the period that ICS has to secure the necessary consents, the Company is managing these assets and receives all the revenues associated with and incurs all the expenses associated with these units, and (iii) the entire purchase price was paid (although a portion of the purchase price is being held in escrow for the protection of the Company, subject to the receipt of the necessary consents).

     In April 1999, the Company put back to ICS certain properties for which consents were not obtained and is entitled to receive approximately 12,288 shares of Class A Common Stock and 74 shares of Series B Preferred Stock, valued at approximately $5,652. The purchase price was adjusted and the share receivable is recorded in stockholders' equity at August 31, 1999.

     The acquired assets are located in Houston, Dallas/Fort Worth, San Diego, Phoenix, Chicago, Denver, San Francisco, Los Angeles, Miami-Fort Lauderdale, Tampa-Orlando, Atlanta, Indianapolis and greater Washington, D.C. At August 31, 1999, the allocation of the purchase price is recorded as follows:

     Accounts receivable                                     $    1,333
     Prepaid expenses, deposits and other assets                    249
     Property and equipment                                      18,191
     Identifiable intangible assets (rights-of-entry)             8,574
     Goodwill                                                    49,488
     Deferred revenue and customer deposits                        (842)
     Capital lease obligations                                     (793)
                                                             ----------
     Total                                                   $   76,200
                                                             ==========

4.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                                    AUGUST 31
                                                                            ---------------------------
                                                                                1998             1999

     Headends                                                               $   77,470       $   85,519
     Telephone switches                                                         23,474           33,248
     Distribution systems and enhancements                                     113,775          153,311
     Computer software and equipment                                            16,753           26,681
     Other                                                                      12,813           17,700
     Construction in progress                                                   57,748           81,458
                                                                            ----------       ----------
                                                                               302,033          397,917
     Less accumulated depreciation                                             (33,989)         (58,187)
                                                                            ----------       ----------
                                                                            $  268,044       $  339,730
                                                                            ==========       ==========


     Included in property and equipment is $5,532 and $7,439 of equipment acquired under capital leases at August 31, 1998 and 1999, respectively. Interest expense of $2,753 and $2,335 was capitalized during 1998 and 1999, respectively.

5.   INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                                                    AUGUST 31
                                                                            ---------------------------
                                                                                1998             1999
     Goodwill                                                               $  112,485       $  119,779
     Licensing fees and rights-of-entry costs                                   53,030           59,618
     Deferred financing costs                                                   12,264           12,486
     Other                                                                       1,926            2,153
                                                                            ----------       ----------
                                                                               179,705          194,036
     Less accumulated amortization                                             (19,335)         (31,725)
                                                                            ----------       ----------
                                                                            $  160,370       $  162,311
                                                                            ==========       ==========


     The Company's right-of-entry agreements represent the Company's agreement to provide cable television and telecommunications service to MDUs and typically have initial terms of 10 to 15 years. The right-of-entry agreements generally provide for MDU owners to receive an up-front cash payment and payment of a portion of revenues over the terms of the agreements.

6.   NOTES PAYABLE AND LONG-TERM OBLIGATIONS

     Notes payable and long-term obligations consisted of the following:

     13% Senior Notes due 2005, Series B, net of
       unamortized discount of $5,651 and $4,776                           $  219,349       $  220,224
     11.5% Senior Notes due 2008                                              200,000          200,000
     Installment notes payable bearing interest at rates
       ranging from 7.75% to 13% per annum, substantially
       all collateralized by certain transportation
       equipment or private cable television systems                              167            8,279
     Obligations under capital leases, net of amounts
       representing interest of $941 and $1,779 for
       1998 and 1999, respectively                                              4,424            5,340
     Deferred acquisition liabilities                                           5,338            5,833
                                                                           ----------       ----------
                                                                           $  429,278       $  439,676
                                                                           ==========       ==========


     On February 14, 1997, the Company issued $225,000 of 13% Senior Notes due 2005 ("2005 Notes"). The 2005 Notes require semiannual interest payments due on August 15 and February 15 of each year until their maturity on February 15, 2005. The 2005 Notes are redeemable at the option of the Company generally at a premium at any time after February 15, 2002, and can be redeemed, in part, also at a premium, earlier upon the occurrence of certain defined events. In addition, a transfer by VPC of its interest in OpTel, a transfer by Videotron of its interest in VPC, or an election by VPC to convert its Class B Common into shares of Class A Common may result in a change of control under the indenture, which could require the Company to purchase the 2005 Notes. The 2005 Notes are unsecured. The aggregate amount of indebtedness that can be incurred by the Company is restricted by the 2005 Notes and is directly related to the number of cable television subscribers served by the Company.

     In connection with the issuance of the 2005 Notes, the Company issued 225,000 shares of Class C Common. The portion of the net proceeds allocated to the Class C Common is $7,000. Such amount has been recorded as stockholders' equity and as a discount to the 2005 Notes.

     Concurrent with the issuance of the 2005 Notes, the Company was required to deposit in an escrow account $79,609 in cash that, together with the proceeds from such investment, will be sufficient to pay when due the first six interest payments on the 2005 Notes. The remaining escrow amount is reflected as restricted investments on the accompanying consolidated balance sheets.

     In December 1997, the Company, through subsidiaries, secured a $150,000 senior secured credit facility (the "Senior Facility") from a syndicate of financial institutions. The Senior Facility consisted of a term loan in the amount of $125,000 (which was drawn on December 19, 1997, with an original maturity of August 2004), bearing interest at LIBOR plus 3.5% and a $25,000 revolving credit commitment. The Senior Facility was secured by a first fixed and floating lien on substantially all of the assets of the Company and its subsidiaries. The Senior Facility contained financial maintenance requirements and certain limitations on the Company's ability to incur indebtedness, incur capital expenditures and pay dividends.

     On July 9, 1998, the Company repaid and terminated the Senior Facility with proceeds from a private placement of $200,000 11.5% Senior Notes due 2008 (the "2008 Notes"). In connection with the repayment of the Senior Facility, the Company was required to pay a prepayment penalty of approximately $1,300. Additionally, the Company wrote off debt issuance costs of $5,400 related to the Senior Facility. These amounts are included in extraordinary loss on debt extinguishment in the accompanying statements of operations. The 2008 Notes require semiannual interest payments on January 1 and July 1 of each year until their maturity on July 1, 2008. The 2008 Notes are redeemable at the option of the Company, generally at a premium, at any time after July 1, 2003, and can be redeemed in part, also at a premium, earlier upon the occurrence of certain defined events. Concurrent with the issuance of the 2008 Notes, the Company was required to deposit in an escrow account $21,785 in cash that, together with the proceeds of the investment thereof, will be sufficient to pay when due the first two interest payments on the 2008 Notes. In November 1998, the Company has exchanged the 2008 Notes for registered securities with substantially identical terms, including interest rate and maturity.

     To comply with certain covenants of the Senior Facility and to reduce the impact of changes in interest rates on the Senior Facility, the Company entered into interest rate swap agreements with total notional amounts of $75,000 in which the Company had agreed to receive a variable rate equal to LIBOR and to pay fixed rates ranging from 5.96% to 6.00%. The swap agreements were terminated on July 17, 1998, in exchange for cash payments of $578, which was expensed.

     In April 1999, the Company entered into an agreement with a vendor to finance the purchase and development of its integrated billing system. The total amount financed was $6,604, which bears annual interest rates ranging from 8.5% to 12.0%. The principal and interest will be paid with lump-sum payments in June and September 1999, and September 2000. The indebtedness is collateralized by the billing system, including related hardware.

     In July 1999, the Company secured vendor financing for the purchase of certain telephone switching and collocation equipment. The total amount available under the facility is $5,000. Amounts drawn bear annual interest at the Five Year Treasury Note Ask Yield plus 4.25%, based on the actual date of borrowing. The amount borrowed at August 31, 1999, was $4,041. The initial draw bears annual interest at 10.15%, payable quarterly, and requires fixed quarterly principal payments of $253 beginning September 2000. The remaining amount of this facility was borrowed in October 1999.

     In September 1999, the Company obtained a one-year revolving working capital credit facility from two banks in an amount of up to $40,000. The credit facility is secured by substantially all assets of the Company and is guaranteed by Videotron and certain of its subsidiaries. Under certain circumstances, Videotron is permitted to substitute cash collateral in exchange for release of the guarantees. Prior to receiving cash collateral from Videotron, borrowings under the facility will bear interest at either Prime plus 0.50%, or LIBOR plus 1.50%. If cash collateral is received, borrowings under the facility will bear interest at either Prime, or LIBOR plus 0.25%. Interest payments are due quarterly. In addition, a commitment fee equal to 0.10% to 0.35% of the undrawn portion of the facility is payable quarterly. The Company's ability to draw on the facility is limited by the indenture of the 2005 Notes. As of August 31, 1999, the Company can only incur approximately $33,100 of additional indebtedness. As of October 8, 1999, the Company had borrowed $10,000 under this facility (see Note
     17).

     OpTel will pay Videotron and certain of its subsidiaries an up-front fee and quarterly fees for the guarantee being provided by Videotron and certain of its subsidiaries. The up-front fee equals the maximum principal amount guaranteed by Videotron and certain of its subsidiaries multiplied by 2.75% and is payable in two installments. The quarterly fees are payable in arrears and are calculated based on the average outstanding principal balance in the quarter multiplied by 2.75% per annum. If cash collateral is substituted by Videotron, the quarterly fees will be increased to 4.0%

     Aggregate maturities of the Company's indebtedness are as follows as of August 31, 1999:


     Fiscal year ending:
           2000               $    3,157
           2001                   11,217
           2002                    1,873
           2003                    1,480
           2004                    1,066
     Thereafter                  420,883
                              ----------
     Totals                   $  439,676
                              ==========


7.   COMMITMENTS AND CONTINGENCIES

     LEGAL - The Company is a defendant in certain lawsuits incurred in the ordinary course of business. It is the opinion of the Company's management that the outcome of the suits now pending will not have a material, adverse effect on the operations, cash flows or consolidated financial position of the Company.

     On April 9, 1998, a purported class action complaint was filed in the District Court of Harris County, Texas, on behalf of all cable subscribers in the United States that have paid late fees to either Phonoscope or the Company. The action was dismissed without prejudice during the first quarter of fiscal 1999 and the Company believes it will be indemnified by Phonoscope for all its costs and expenses associated with the defense of the action.

     On April 27, 1998, a civil action was commenced against the Company in the U.S. District Court for the Northern District of California by Octel Communication Corp. ("Octel"), charging the Company with trademark infringement, trade name infringement, trademark dilution and unfair competition (the "Civil Action") based on its use of the name "OpTel" and seeking to enjoin the Company from using the name and trademark "OpTel."

     On June 18, 1999, the parties entered into a settlement agreement ("Settlement"), resolving all issues between the parties and settling the Civil Action and related administrative proceedings. Under the Settlement, the Company will change the name under which it conducts business from OPTEL to OPTELNET, or such other name or names as determined by the Company. The change of business name will occur over time, enabling the Company to transition signage over a nearly three-year period, change markings on vehicles as they are phased out of service and use existing supplies of printed materials. The Company will retain the right to use "Optel, Inc." as its corporate name and as a service mark in conjunction with certain services, and the Company will receive trademark registrations for OPTEL for which it has previously applied. Under the Settlement, Octel will assign to the Company its common law rights in the name OCTELNET and will discontinue use of that name over an agreed time period. The Settlement is not expected to have a material financial or other impact on the Company.

     On April 12, 1999, a purported class action complaint was filed in the District Court of Harris County, Texas, against the company by Marc H. Levy, individually and on behalf of all cable subscribers that have paid late fees to the Company. The plaintiff, who is currently a cable television subscriber of a subsidiary of the company, alleges that a five-dollar late fee for delinquent payments of cable subscription charges is an illegal penalty. The plaintiff seeks unspecified damages and possibly other relief. The case is in its very early stages, and no assurance can be given as to its ultimate outcome or that any such outcome will not materially adversely affect the Company. OpTel believes that it has meritorious factual and legal defenses, and intends to defend vigorously against these claims.

     EMPLOYMENT AND CONSULTING AGREEMENTS - Employment agreements with certain executive employees provide for separation payments ranging from 3 to 24 months of the employee's annual salary if employment is terminated due to change of control or without cause. However, stipulations for termination payment and payment terms vary. The Company paid or accrued approximately $278, $0 and $1,633 in severance during 1997, 1998 and 1999, respectively, related to such employment agreements.

     The Company leases office space and certain equipment under operating leases. The leases generally have initial terms of 3 to 20 years. Minimum future obligations on operating leases at August 31, 1999, consist of the following:


      Fiscal year ending:
            2000                        $    4,218
            2001                             3,642
            2002                             2,991
            2003                             2,393
            2004                             1,981
     Thereafter                              4,681
                                        ----------
Total minimum lease payments            $   19,906
                                        ==========


     Rental expense under operating leases for the years ended August 31, 1997, 1998 and 1999, was $2,763, $3,876 and $5,342, respectively. The Company's rental expense under operating leases includes facility rentals, as well as rental of space for distribution purposes.

8.   INCOME TAXES

     Income tax expense (benefit) consists of the following for the years ended August 31, 1997, 1998 and 1999:

                                                                1997                    1998                    1999
     Current tax expense                                      $     --                $     --                $     --

     Deferred tax expense (benefit)                            (13,213)                (25,261)                (32,388)

     Change in deferred tax valuation allowance                 13,213                  25,261                  32,388
                                                              --------                --------                --------

     Total income tax expense (benefit)                       $     --                $     --                $     --
                                                              ========                ========                ========


     A reconciliation of income taxes on reported pretax loss at statutory rates to actual income tax expense (benefit) for the years ended August 31, 1997, 1998 and 1999, is as follows:

                                                  1997                     1998                      1999
                                          ---------------------     --------------------      --------------------
Income tax at statutory rates             $(16,502)       (34.0)%   $(25,295)      (34.0)%    $(32,423)      (34.0)%
State income taxes, net of federal tax
   benefit                                       8           --           --          --            --          --
Valuation allowance                         13,213         27.0       25,261        34.0        32,388        34.0
Expenses (deductible) not deductible
   for tax purposes                           (842)        (2.0)          34          --            35          --
Utilization of net operating loss by
   parent company in consolidated
   return                                    4,123          9.0           --          --            --          --
                                          --------     --------     --------    --------      --------    --------
Total income tax benefit                  $     --           --%    $     --          --%     $     --          --%
                                          ========     ========     ========    ========      ========    ========


     The net deferred tax assets consist of the tax effects of temporary differences related to the following:

                                                                                AUGUST 31
                                                                       ---------------------------
                                                                          1998             1999
Allowance for uncollectible accounts receivable                        $      613       $      716
Equipment, furniture and fixtures                                         (10,663)         (11,798)
Intangible assets                                                            (246)            (787)
Accrued employee compensation                                                 505              465
Net operating loss carryforwards                                           56,410           87,466
IRPC deferred tax liability                                                  (480)            (480)
Other                                                                         144              241
                                                                       ----------       ----------
Deferred tax asset before valuation allowance                              46,283           75,823

Valuation allowance                                                       (46,283)         (75,823)
                                                                       ----------       ----------
Net deferred tax asset                                                 $       --       $       --
                                                                       ==========       ==========

     Realization of deferred tax assets is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. The Company is unable to determine whether these accumulated losses will be utilized; accordingly, a valuation allowance has been provided.

     The following are the expiration dates and the approximate net operating loss carryforwards at August 31, 1999:


     Expiration dates through:
           2005                 $    1,346
           2006                     11,521
           2007                     21,775
           2008                      4,386
           2009                     10,970
           2010                     32,565
           2011                     39,162
           2012                        928
           2013                     30,467
           2019                     99,748


     Certain of the Company's net operating losses were utilized by VPC while the Company was included in VPC's consolidated tax return. Such losses will not be available for future use by the Company, and accordingly, the deferred tax benefit and valuation allowance were reduced. In connection with the revised shareholder agreement (see Note 9), subsequent to August 31, 1997, the Company will be reimbursed based upon an agreed, adjusted present value for certain tax benefits generated by the Company and utilized by VPC. Subsequent to August 31, 1997, VPC has utilized a total of approximately $8,400 of OpTel's net operating losses and was not required to pay OpTel based on the adjusted present value of those tax benefits.

9. CONVERTIBLE NOTES PAYABLE TO STOCKHOLDER, STOCK ISSUANCE AND OTHER TRANSACTIONS WITH STOCKHOLDERS AND RELATED PARTIES

     TRANSACTIONS WITH VPC - From December 22, 1994 through March 31, 1995, the Company borrowed $60,000 from VPC under a Senior Secured Convertible Note Agreement. The note was converted to 1,120,985 shares of Class B Common of OpTel on March 31, 1995. Concurrently, VPC purchased 105,667 shares of OpTel's Class B Common from Vanguard.

     On July 26, 1995, VPC invested $25,000 in the Company, of which $16,688 represented VPC's purchase of an additional 311,652 shares of OpTel's Class B Common, and $8,312 represented a convertible note payable that bore interest at 15% and was convertible to 155,229 shares of Class B Common at the option of VPC. On April 1, 1996, VPC converted the $8,312 note and accrued interest of $854 into 155,229 shares of Class B Common.

     From August 1995 through August 1997, the Company issued a total of $131,400 in convertible notes ("Convertible Notes") to VPC, all of which bore interest at 15%, generally with principal and interest due on demand. Under the terms of the Convertible Notes, any accrued interest on which there was no demand for payment as of each August 31 automatically converted to additional principal payable. On March 1, 1998, VPC converted its Convertible Notes payable, including accrued interest, of $139,244 into a like amount of Series A Preferred. Such stock earns dividends at the annual rate of 9.75%, payable in additional shares of Series A Preferred until July 31, 1999. After July 31, 1999, dividends accrue at the same rate and are cumulative but are payable in cash when declared. At August 31, 1999, cumulative unpaid dividends on the Series A Preferred was $1,187. Series A Preferred was convertible until August 29, 1999, under certain circumstances and at certain prices at the option of the holder of the shares into shares of Class B Common.

     TRANSACTIONS WITH CDPQ - In August 1997, in connection with a shareholder agreement, Capital Communication CDPQ, Inc. ("CDPQ"), a minority stockholder of Videotron, acquired all of Vanguard's interest in OpTel. Immediately prior to the sale to CDPQ, Vanguard exercised an option to purchase 48,937 shares of Class B Common at an exercise price of $53.55 per share, subject to adjustment, that had been granted to Vanguard in August 1996. The option exercise resulted in the Company's receiving $2,620 in cash.

     In connection with the sale by Vanguard of its minority stock position in the Company to CDPQ, the Company, VPC and CDPQ entered into the stockholder agreement, and the Company and CDPQ entered into a related Registration Rights Agreement (the "Registration Rights Agreement"), under which CDPQ has certain rights and obligations relating to the Company and VPC.

     Under the stockholder agreement, for as long as CDPQ holds at least 5% of the Company's voting stock, CDPQ may designate a number of Directors of the Company and each of its subsidiaries, (and any committees of such boards), which is proportionate (in relation to the total number of Directors or committee members) to CDPQ's percentage ownership of the Company's voting stock, but in no event less than one Director and one committee member. Pursuant to the stockholder agreement, VPC is obligated to cause the Company to afford CDPQ rights equivalent to those afforded other purchasers of the Company's capital stock to the extent they are more advantageous than the rights held by CDPQ. Subject to certain exceptions (including a public offering of the Company's equity securities) and waiver by CDPQ, at VPC's request, in connection with certain events, the Company is obligated to afford CDPQ preemptive rights to purchase equity securities that the Company proposes to sell in proportion to CDPQ's ownership of the total outstanding equity securities of the Company prior to the sale. In addition, pursuant to the stockholder agreement, CDPQ has certain tag-along rights in connection with sales by VPC of outstanding shares of the Company's voting stock. Pursuant to the Registration Rights Agreement, nine months after the consummation of an initial public offering and, subject to certain conditions, CDPQ has the right, on two occasions, to require the Company to register under the Securities Act shares of Common Stock issued to CDPQ upon the conversion of the Class B Common. In addition, CDPQ has piggyback registration rights, on three occasions, to include such shares of Common Stock held by it in registration statements filed by the Company for the sale of its equity securities, subject to certain conditions, including customary allocation and holdback provisions.

     Pursuant to the terms of the stockholder agreement, VPC and certain of its affiliates provide certain strategic planning and treasury support services to the Company and perform internal audits of the Company's operations. Additional services may be provided as and when requested by the Company. The Company is charged for such services based on an estimate of the actual cost of the personnel engaged and materials used to provide such services (without an allowance for profit).

     TRANSACTIONS WITH THI - The Company assigned substantially all of its frequency licenses to THI, an entity owned by an employee of the Company and two individuals who provide legal counsel to the Company, in exchange for a $1,000 secured promissory note with interest at 8% due on February 14, 2007 (the "License Note"). The License Note contained covenants that restricted THI from, among other things, incurring indebtedness other than to the Company or in the ordinary course of business and merging or consolidating with another entity.

     The terms of the Company's continued and unencumbered use of the frequency licenses were subject to a license and services agreement (the "THI Agreement") pursuant to which THI agreed to provide to the

     Company all the transmission capacity it required or may in the future require, and the Company granted THI a nonexclusive license to use all of the Company's facilities and related equipment, such as microwave transmitting and receiving equipment, required to provide such transmission capacity.

     The Company received an option from THI to purchase all or, in certain circumstances, some of the assets of THI at a price equal to the principal balance on the License Note plus accrued interest at 10% per annum, and a separate option from each stockholder of THI to purchase all of such person's shares of capital stock of THI at the lesser of (x) the book value of the shares being purchased, and (y) the price paid for such shares plus a 10% premium compounded annually. These options were exercisable at any time prior to February 14, 2007, subject to FCC approval. During the year ended August 31, 1999, the Company exercised its options to acquired THI stock and as a result, THI became a wholly owned subsidiary of the Company.

     Prior to exercising the options, THI was included in the consolidated financial statements of the Company based upon the Company's ability to control THI as a result of a combination of the covenants contained in the License Note and the Company's ability to exercise its option to purchase the assets or stock of THI. The option agreement and the License Note were eliminated upon consolidation.

     TRANSACTIONS WITH OTHER RELATED PARTIES - Videotron is party to an indenture that limits the aggregate amount of indebtedness that can be incurred by Videotron and its subsidiaries, including the Company, taken as a whole (based upon a ratio of total consolidated indebtedness to consolidated operating cash flow).

     In September 1996, the Company entered into a consulting agreement with a former director of the Company who is a limited partner of Vanguard. In connection therewith, the Company granted him a warrant to purchase up to 24,992 shares of Common Stock at an exercise price of $53.55 per share, subject to adjustment, that expired on August 31, 1999.

     The Company purchases certain insurance coverage through Videotron, including directors' and officers' liability insurance. The Company paid or accrued an aggregate of approximately $434, $456 and $559 to Videotron for this insurance coverage in fiscal 1997, 1998 and 1999, respectively.

     Upon consummation of an initial public offering, each Director who is neither an employee of the Company nor a designee of the Company's significant stockholders will receive options to purchase shares of Common Stock having an aggregate value of $150 (or, if such Director is not serving in such capacity upon consummation of an initial public offering, on the date of his or her election to the Board) with an exercise price equal to the initial public offering price (or the fair market value on the date of grant). The options will become exercisable in equal installments on each of the second, third, fourth and fifth anniversaries of the effective date of the grant.

10.  STOCKHOLDERS' EQUITY

     The Common Stock, Class B Common and Class C Common of the Company are identical in all respects and have equal powers, preferences, rights and privileges except that each holder of Common Stock is entitled to one vote for each share of Common Stock held, each holder of Class B Common is entitled to ten votes for each share of Class B Common held, and each holder of Class C Common does not possess any voting privileges. VPC and CDPQ are the only holders of Class B Common, and upon any transfer other than to a permitted holder, the Class B Common automatically converts to a like number of shares of Common Stock.

     On February 7, 1997, the Company approved a stock split effected in the form of a stock dividend. Each share of outstanding Class B Common (the only class of common stock then outstanding) received 17.3768 additional shares. The number of authorized shares of Common Stock and Class B Common was increased to 8,000,000 and 6,000,000, respectively. The financial statements have been restated to reflect the stock split as if it had occurred on December 20, 1994, the date the Company reorganized as a corporation. Additionally, the Company authorized the issuance of 300,000 shares of Class C Common.

     The Series A Preferred (see Note 9) was convertible until August 29, 1999, under certain circumstances and at certain prices at the option of the holder of the shares into shares of Class B Common.

     The Series B Preferred (see Note 3) is convertible into Common Stock based upon the liquidation preference plus any cumulative unpaid dividends at the time of the conversion divided by the share price upon consummation of an initial public offering.

     Following the consummation of an initial public offering, all of the outstanding shares of the Company's Class C Common and Series B Preferred will be converted to Common Stock.

11.  EMPLOYEE BENEFIT PLAN

     401(k) PLAN - The OpTel 401(k) Plan (the "401(k) Plan") conforms to the provisions of the Employee Retirement Income Security Act of 1974. It is a contributory tax deferred 401(k) Plan. All employees are required to have three consecutive months of service to be eligible to participate in the 401(k) Plan. Also, effective January 1, 1998, an employee must have one year of service with the employer before being eligible to receive employer-matching contributions. The Company's matching contribution is a discretionary amount to be annually determined by the Board of Directors of the Company. For the periods ended August 31, 1997, 1998 and 1999, the Company's match of its employees' elective contributions was $289, $349 and $465, respectively.

12.  RESTRICTED INVESTMENTS

     Concurrent with the issuance of the 2005 Notes, the Company was required to deposit in an escrow account $79,609 in cash that was subsequently invested in U.S. Treasury securities. The securities are classified as held-to-maturity and, at August 31, 1998 and 1999, have an amortized cost basis of $41,422 and $14,318, respectively; an aggregate fair value of $41,855 and $14,318, respectively; and gross unrealized holding gains of $432 and $0, respectively. The contractual maturity of the securities correspond to the semiannual interest payment dates required under the 2005 Notes through February 15, 2000.

     Concurrent with the issuance of the 2008 Notes, the Company was required to deposit in an escrow account $21,785 in cash that was subsequently invested in U.S. Treasury securities. The securities were classified as held-to-maturity and, at August 31, 1998, had an amortized cost basis of $21,785, an aggregate fair value of $22,002 and gross unrealized holding gains of $217. The contractual maturity of the securities corresponded to the semiannual interest payment dates required under the 2008 Notes through July 1, 1999.

     At August 31, 1999, restricted investments also includes $362 that is restricted by other agreements.

13.  EMPLOYEE STOCK OPTIONS AND WARRANTS AND STOCK PURCHASE PLAN

     During the year ended August 31, 1997, the Company adopted a stock option and award plan (the "Incentive Stock Plan") for the benefit of officers and key employees. The plan is administered by a committee of the Board of Directors. The plan authorizes the Board to issue incentive stock options, as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not conform to the requirements of that Code section. The Board has discretionary authority to determine the types of options to be granted, the persons to whom options shall be granted, the number of shares to be subject to each option granted and the terms of the stock option agreements. In fiscal 1998, the Company adopted amendments to the Incentive Stock Plan, certain of which will become effective, subject to stockholder approval, on the date an initial public offering is consummated (as so amended, the "Plan"). Five percent of the Common Stock outstanding, on a fully diluted basis, on the date an initial public offering is consummated, may be issued under the terms of the Plan.

     Unless otherwise specifically provided in the option agreement, (i) the exercise price of an option will not be less than the fair market value, as determined by the Board, of the Common Stock on the date of grant, and (ii) the options vest in equal installments on each of the second, third, fourth and fifth anniversaries of the date of grant. The options issued as of August 31, 1999, expire ten years from the date of grant. In the event of a "change in control," all options shall vest and become immediately exercisable. The Board has authorized 241,086 shares of Common Stock to be issued under the Plan. Stock option activity under the Plan and warrants issued (see Note 9) for the years ended August 31, 1997, 1998 and 1999, was as follows:

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                      NUMBER OF                    PRICE PER
                                                       SHARES    PRICE PER SHARE     SHARE

Options and warrants outstanding at
   September 1, 1996                                     --             --          $ --

   Granted                                            112,115    $53.55 to $85.75   $76.70
   Exercised                                             --             --            --
   Forfeited                                          (22,078)   $53.55 to $85.75   $80.92
                                                      -------

Options and warrants outstanding at
   August 31, 1997 (including 24,992 warrants)         90,037    $53.55 to $85.75   $75.66

   Granted                                             43,657    $74.42 to $85.75   $83.31
   Exercised                                             --             --            --
   Forfeited                                          (10,009)   $53.55 to $85.75   $85.75
                                                      -------

Options and warrants outstanding at
   August 31, 1998 (including 35,127 warrants)        123,685    $53.55 to $85.75   $77.54

   Granted                                            117,295    $    98.00         $98.00
   Exercised                                             --             --            --
   Forfeited                                          (26,218)   $85.75 to $98.00   $91.24
   Expired                                            (24,992)   $    53.55         $53.55
                                                      -------

Options and warrants outstanding at
   August 31, 1999 (including 10,135 warrants)        189,770    $74.42 to $98.00   $84.48
                                                      =======

Options and warrants exercisable at:
   August 31, 1997                                     27,095    $53.55 to $85.75   $56.05
   August 31, 1998                                     52,770    $53.55 to $85.75   $67.99
   August 31, 1999                                     49,219    $74.42 to $85.75   $82.53

      The weighted average remaining contractual life of the stock options and warrants outstanding at August 31, 1999, is 8.3 years.

      At August 31, 1999, the Company has reserved a total of 179,635 and 10,135 shares of Common Stock for issuance upon the exercise of stock options and stock warrants, respectively. The Company has also granted stock warrants in connection with an agreement to provide consulting services (see Note
      9).

      The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock option and award plan and the stock warrants. During 1997 and 1998, the exercise price of each option granted was greater than or equal to the estimated fair value of the Company's stock on the date of grant. Accordingly, no compensation expense has been recognized under this plan. For the years ended August 31, 1997, 1998 and 1999, the difference between actual net loss and loss per share and net loss and loss per share on a pro forma basis as if the Company had utilized the accounting methodology prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," would have been $44, $547 and $408, respectively.

      The estimated weighted average grant date fair value of options and warrants granted during 1997, 1998 and 1999 was $1.10 per share, $31.76 per share and $9.42 per share, respectively. For purposes of determining fair value of each option, the Company used the minimum value method using the following assumptions:

                                                 1997                         1998                    1999

         Risk-free interest rate            6.18% to 6.88%               5.47% to 6.92%            4.57% to 5.10%
         Expected life                      3 to 10 years                2.5 to 10 years           10 years

      In fiscal 1998, the Company adopted the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Stock Purchase Plan will become effective, subject to stockholder approval, on the date an initial public offering is consummated. One percent of the Common Stock outstanding, on a fully diluted basis, on the date an initial public offering is consummated, will be issuable under the terms of the Stock Purchase Plan. As of August 31, 1999, no stock has been issued under the Stock Purchase Plan.

14.   SEGMENT AND RELATED INFORMATION

      The Company operates in two reportable segments, cable television and telecommunications services. The Company initially focused on the delivery of cable television services as it built its distribution networks and during fiscal 1999, began to emphasize telecommunications services, which is still only 9.2% of its total revenues. The Company has incurred substantial operating losses as it builds its networks in advance of generating related revenue. The Company does not segregate its investment in long-term right-of-entry contracts and goodwill by segment as such assets are common to both segments. Most of its distribution property and equipment is also common to both segments; however, the Company does track its investment in telephone switches, which are used only by the telecommunications segment. The Company is organized into 14 metropolitan areas for the construction of its networks, marketing and maintenance of the networks. Customer service, billing and collection, programming and contract compliance is generally provided for both segments at the Company's headquarters in Dallas, Texas.

      All revenue received by each segment is from external customers, and there is no revenue from transactions with the other segment. All financing is provided at the corporate level and is not allocated to the segments, primarily because the segments use substantially common assets for the distribution of their services. The Company has no foreign operations and no one customer represents more than 10% of total revenue. Revenue and direct operating costs for each segment for the years ended August 31, 1997, 1998 and 1999, are as follows:

                                                                      1997
                                                                    Telecom-
                                                         Cable     munications       Total

Revenue                                                $ 36,915      $  2,922      $ 39,837
Programming, access fees and revenue sharing             15,373         3,829        19,202
                                                       --------      --------      --------

Net                                                    $ 21,542      $   (907)       20,635
                                                       --------      --------

Customer support, general and administrative                                        (28,926)
Depreciation and amortization                                                       (14,505)
                                                                                   --------

Loss from operations                                                               $(22,796)
                                                                                   ========


                                                                     1998
                                                                    Telecom-
                                                        Cable      munications       Total

Revenue                                                $ 61,081      $  3,882      $ 64,963
Programming, access fees and revenue sharing             24,485         4,340        28,825
                                                       --------      --------      --------

Net                                                    $ 36,596      $   (458)       36,138
                                                       --------      --------

Customer support, general and administrative                                        (35,847)
Depreciation and amortization                                                       (28,481)
                                                                                   --------

Loss from operations                                                               $(28,190)
                                                                                   ========


                                                                     1999
                                                                    Telecom-
                                                         Cable     munications       Total

Revenue                                                $ 77,902      $  7,928     $ 85,830
Programming, access fees and revenue sharing             32,286         7,037       39,323
                                                       --------      --------     --------

Net                                                    $ 45,616      $    891       46,507
                                                       --------     --------

Customer support, general and administrative                                       (59,057)
Depreciation and amortization                                                      (36,780)
                                                                                  --------

Loss from operations                                                              $(49,330)
                                                                                  ========

15.   FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                     August 31, 1998           August 31, 1999
                                                 ----------------------    ----------------------
                                                 Carrying     Estimated    Carrying     Estimated
                                                  Amount     Fair Value     Amount     Fair Value
Assets:
  Cash and cash equivalents                      $123,774     $123,774     $ 10,419     $ 10,419
  Restricted investments                           63,207       63,857       14,680       14,680
  Accounts receivable                               9,458        9,458       11,158       11,158

Liabilities:
  Accounts payable, accrued expenses
   and other liabilities                           31,842       31,842       35,055       35,055
Deferred revenue and
   customer deposits                                5,274        5,274        5,932        5,932
  Notes payable and long-term
     obligations                                  429,278      440,367      439,676      318,202

      The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and customer deposits and deferred revenue approximates fair value. The fair values of certain notes payable and long-term obligations are estimated based on present values using applicable market discount rates or rates that approximate what the Company could obtain from the open market. The fair value of restricted investments and the 1998 and 1999 Notes are based on quoted market prices. The fair value estimates presented herein are based on pertinent information available to management as of August 31, 1998 and 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the date presented, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

16.   QUARTERLY FINANCIAL DATA (UNAUDITED)

      The following is a summary of the unaudited quarterly results of operations for the years ended August 31, 1998 and 1999:

                                                              Year Ended August 31, 1998
                                                  --------------------------------------------------
                                                    First        Second         Third        Fourth
                                                   Quarter       Quarter       Quarter       Quarter

Revenues                                          $ 12,252      $ 14,639      $ 18,025      $ 20,047
Operating expenses                                  18,748        20,285        24,656        29,464
Other expense                                        9,774        12,112         7,574        10,104
Loss before extraordinary item                     (16,270)      (17,758)      (14,205)      (19,521)
Extraordinary loss on debt
   extinguishment                                     --            --            --          (6,644)
Net loss                                           (16,270)      (17,758)      (14,205)      (26,165)
Earnings attributable to preferred stock              --            --          (4,068)       (4,680)
Net loss attributable to common
   stockholders                                    (16,270)      (17,758)      (18,273)      (30,845)


                                                              Year Ended August 31, 1999
                                                  --------------------------------------------------
                                                    First        Second         Third        Fourth
                                                   Quarter       Quarter       Quarter       Quarter

Revenues                                          $ 20,540      $ 20,425      $ 22,059      $ 22,806
Operating expenses                                  30,638        32,383        35,188        36,951
Other expense                                       10,992        11,637        11,653        11,751
Net loss                                           (21,020)      (23,595)      (24,782)      (25,966)
Earnings attributable to preferred stock            (4,786)       (4,923)       (4,723)       (4,765)
Net loss attributable to common
   stockholders                                    (25,806)      (28,518)      (29,505)      (30,731)

17.   SUBSEQUENT EVENTS

      On October 28, 1999, the Company filed a voluntary petition for Chapter 11 relief in the United States Bankruptcy Court in Delaware. The filing allows the Company to operate its business as a Debtor-in-Possession ("DIP") under court protection while it continues discussions with representatives of certain major creditors and others on a restructuring plan. Shortly prior to the filing, four board members, including the CDPQ designee, and certain of the Company's officers resigned, and the Company named a new Chief Executive Officer. Additionally, shortly following the filing, approximately 85 employees were terminated.

      In December 1999, the Company obtained a one-year revolving DIP credit facility with an available amount of up to $60,000. The credit facility is collateralized by substantially all assets of the Company and requires compliance with specific financial and operating covenants. The borrowings under the facility will bear interest at rates ranging from Prime plus 1% to Prime plus 2%. The Company will incur standby fees of .5% of the unused credit line, service fees totaling $10 per month and closing fees of $1,050. As required under the DIP credit facility, the Company repaid the entire outstanding balance of $10,000 plus accrued interest and certain fees under its $40,000 revolving credit facility (see Note 6) with cash on hand simultaneous to the closing on this new facility.

      At August 31, 1999, the Company had invested $81,458 in construction in progress. Certain of these projects have or will be abandoned or may not be utilized according to the original operating plan. This will result in a loss to be recorded in fiscal year 2000, at such time as a final plan for the project is determined.

      The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show: (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof;
      (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

                                     ******